Exhibit 99.2

[Baltimore County Savings Bank, F.S.B.]

Dear Member:

The Boards of Directors of Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bankcorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Baltimore County Savings Bank will convert from a mutual holding company form of organization into a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of BCSB Bankcorp (other than Baltimore County Savings Bank, M.H.C.) will be exchanged for shares of common stock of BCSB Bancorp, Inc. We are converting so that Baltimore County Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Baltimore County Savings Bank, F.S.B. acts as trustee and we do not receive a proxy from you, Baltimore County Savings Bank, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of BCSB Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Baltimore County Savings Bank, F.S.B. and BCSB Bancorp, Inc. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.) to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD, 21236. Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 4:30 p.m., Eastern time, on xxxday, xxxxx xx, 2008. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or other qualified plan at Baltimore County Savings Bank, F.S.B. to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Baltimore County Savings Bank, F.S.B. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Baltimore County Savings Bank, F.S.B.]

Dear Member:

The Boards of Directors of Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bankcorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Baltimore County Savings Bank will convert from a mutual holding company form of organization into a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of BCSB Bankcorp (other than Baltimore County Savings Bank, M.H.C.) will be exchanged for shares of common stock of BCSB Bancorp, Inc. We are converting so that Baltimore County Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Baltimore County Savings Bank, F.S.B. acts as trustee and we do not receive a proxy from you, Baltimore County Savings Bank, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the fullest extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of BCSB Bancorp, Inc. or (2) an agent of Baltimore County Savings Bank, F.S.B. to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Baltimore County Savings Bank, F.S.B.]

Dear Friend of Baltimore County Savings Bank, F.S.B.:

The Boards of Directors of Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bankcorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Baltimore County Savings Bank will convert from a mutual holding company form of organization into a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of BCSB Bankcorp (other than Baltimore County Savings Bank, M.H.C.) will be exchanged for shares of common stock of BCSB Bancorp, Inc. We are converting so that Baltimore County Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of BCSB Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Baltimore County Savings Bank, F.S.B. and BCSB Bancorp, Inc. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.) to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD, 21236. Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 4:30 p.m., Eastern time, on xxxxday, xxxxx xx, 2008. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Baltimore County Savings Bank, F.S.B.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by BCSB Bancorp, Inc. We are raising capital to support Baltimore County Savings Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Baltimore County Savings Bank, F.S.B., and Baltimore County Savings Bank, M.H.C. and the proposed stock offering by BCSB Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.), to BCSB Bancorp, Inc. in the enclosed envelope marked “STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD, 21236. Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 4:30 p.m., Eastern time, on xxxday, xxxxx xx, 2008. Please read the prospectus carefully before making an investment decision.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Baltimore County Savings Bank, F.S.B.:

At the request of Baltimore County Savings Bank, F.S.B. and Baltimore County Savings Bank, M.H.C., we have enclosed material regarding the offering of common stock of BCSB Bancorp, Inc. The material is offered in connection with the conversion of Baltimore County Savings Bank, F.S.B. from a mutual holding company form of organization into a full stock holding company structure. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of BCSB Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Baltimore County Savings Bank, F.S.B.) to BCSB Bancorp, Inc. in the enclosed envelope marked ““STOCK ORDER RETURN,” or return it to the conversion center of Baltimore County Savings Bank located at 4111 East Joppa Road, Baltimore, MD, 21236. Stock order forms will not be accepted at any of our branch offices. Your order must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. conversion center no later than 4:30 p.m., Eastern time, on xxxday, xxxx xx, 2008. Please read the prospectus carefully before making an investment decision. If you have any questions after reading the enclosed material, please call the conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[cover page]

Questions & Answers About the Conversion

BCSB Bancorp, Inc.

Questions & Answers

About the Conversion

The Boards of Directors of Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bankcorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Baltimore County Savings Bank will convert from a mutual holding company form of organization into a full stock holding company structure, subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Baltimore County Savings Bank, M.H.C. at a special meeting of members. The plan must also be approved by at least two-thirds of the outstanding shares of common stock of BCSB Bankcorp, including at least a majority of the outstanding shares of common stock owned by the minority stockholders other than Baltimore County Savings Bank, M.H.C.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and return your proxy today.

Effect on Deposits and Loans

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the conversion.

About Voting

Q.	Who is eligible to vote on the conversion?

Depositors of Baltimore County Savings Bank, F.S.B. as of the close of business on xxxxx xx, 2008 (the “Voting Record Date”) and borrowers who had loans outstanding as of the close of business on June 16, 1987 who continue to be borrowers as of xxxxx xx, 2008 are eligible to vote at the special meeting of members of Baltimore County Savings Bank M.H.C.

Q.	How do I vote?

A.	You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the special meeting of members to be held on xxxxx xx, 2008, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?

A.	No. Depositors are not required to vote. However, because the conversion will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all depositors to vote.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of BCSB Bancorp, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of BCSB Bancorp, Inc.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?

A.	The common stock of BCSB Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Baltimore County Savings Bank with accounts totaling $50 or more as of December 31, 2005;

2)	Baltimore County Savings Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of Baltimore County Savings Bank, F.S.B. with accounts totaling $50 or more as of December 31, 2007; and

4)	Other Members - depositors of Baltimore County Savings Bank with accounts as of xxxxx xx, 2008 and borrowers as of June 16, 1987 who continue to be borrowers as of the close of business on xxxxx xx, 2008.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	Will I receive a discount on the price of the stock?

A.	No. The price of the stock is the same for customers, directors, officers, employees and the general public.

Q.	How many shares of stock are being offered, and at what price?

A.	BCSB Bancorp, Inc. is offering for sale a maximum of x,xxx,xxxx shares of common stock at a subscription price of $10 per share. Under certain circumstances, BCSB Bancorp, Inc. may increase the maximum and sell up to x,xxx,xxx shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and reorganization described in the prospectus, the maximum purchase by any person in the subscription or community offering is 5% of the shares of common stock sold in the offering (116,266 shares or $1,162,660 at the midpoint of the offering range); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than 5% of the shares of common stock sold in the offering (116,266 shares or $1,162,660 at the midpoint of the offering range).

Q.	How do I order stock?

A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either by mail using the enclosed “STOCK ORDER RETURN” envelope or by overnight delivery or hand delivery to the conversion center address indicated on the front of the stock order form. Stock order forms will not be accepted at any of our branch offices.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at Baltimore County Savings Bank, F.S.B. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to Baltimore County Savings Bank, F.S.B., and it will be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Baltimore County Savings Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Baltimore County Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Baltimore County Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Baltimore County Savings Bank, F.S.B. no later than 4:30 p.m., Eastern time on xxxday, xxxxx xx, 2008.

Q.	Can I subscribe for shares using funds in my IRA at Baltimore County Savings Bank, F.S.B.?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Baltimore County Savings Bank, F.S.B. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. Please call our conversion center if you require additional information. The transfer of such funds takes time, so please make arrangements as soon as possible.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Baltimore County Savings Bank, F.S.B.’s passbook rate from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the conversion we will have the authority to declare dividends on our common stock. However, no decision has been made with respect to the amount, if any, and timing of any dividend payment

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion, our shares of common stock will trade on the Nasdaq Global Market. BCSB Bancorp common stock will trade under the symbol “BCSBD” for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to “BCSB.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the BCSB Bankcorp shares I currently own?

A.	The shares of common stock owned by the existing shareholders of BCSB Bankcorp (other than Baltimore County Savings Bank, M.H.C.) will be exchanged for shares of common stock of BCSB Bancorp, Inc. based on an exchange ratio. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?

A.	BCSB Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time. Additional material may only be obtained from the conversion center.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Baltimore County Savings Bank, F.S.B.]

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Boards of Directors of Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bankcorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Baltimore County Savings Bank will convert from a mutual holding company form of organization into a full stock holding company structure. As part of this plan, the shares of common stock owned by the existing shareholders of BCSB Bankcorp (other than Baltimore County Savings Bank, M.H.C.) will be exchanged for shares of common stock of BCSB Bancorp, Inc. We are converting so that Baltimore County Savings Bank, F.S.B. will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of conversion and reorganization and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Baltimore County Savings Bank, F.S.B. acts as trustee and we do not receive a proxy from you, Baltimore County Savings Bank, F.S.B., as trustee for such account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at 410-248-1189, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

Logo

WE NEED YOUR VOTE

Dear Member of Baltimore County Savings Bank, F.S.B.:

Your vote on our plan of conversion and reorganization has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of conversion and reorganization and urges you to vote in favor of the conversion. Your deposit accounts or loans with Baltimore County Savings Bank, F.S.B. will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at 410-248-1189.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

If you have more than one account, you may receive more than one proxy.

Please vote today by returning all proxy cards received.

Baltimore County Savings Bank, F.S.B.

LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

[BCSB Bancorp, Inc.]

                    , 2008

Dear                 :

The Boards of Directors of Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Baltimore County Savings Bank, F.S.B. will convert from a mutual holding company form to a full stock holding company structure.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on    at         :00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at 410-248-1189, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

[BCSB Bancorp, Inc.]

                    , 2008

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of BCSB Bancorp, Inc. common stock.

At this time, we cannot confirm the number of shares of BCSB Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our conversion center at 410-248-1189.

BCSB Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion center)

[BCSB Bancorp, Inc.]

                    , 2008

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for                      shares at a price of $10.00 per share. If your subscription was paid for by cash, check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                      , 2008; this is your stock purchase date. Trading is expected to commence on the Nasdaq Global Market under the symbol “BCSB.” During the initial twenty days of trading, the stock will trade under the symbol “BCSBD.” Thereafter, the symbol will be “BCSB.”

Thank you for your interest in BCSB Bancorp, Inc. Your stock certificate will be mailed to you shortly.

BCSB Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[BCSB Bancorp, Inc.]

                    , 2008

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by cash, check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in BCSB Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Global Market under the symbol “BCSB” on                     , 2008. During the initial twenty days of trading, the stock will trade under the symbol “BCSBD.” Thereafter, the symbol will be “BCSB.”

BCSB Bancorp, Inc.

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[BCSB Bancorp, Inc.]

                    , 2008

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of BCSB Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

American Stock and Transfer Company

xxxxxxx Department

xx xxxxxx xxxx

Brooklyn, New York xxxxx-xxxx

1 (800) xxx-xxxx

email: xxxx@xxxx.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of BCSB Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

Joseph J. Bouffard
President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[BCSB Bancorp, Inc.]

                    , 2008

Dear Interested Subscriber:

We regret to inform you that Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bancorp, Inc., the holding company for Baltimore County Savings Bank, F.S.B., did not accept your order for shares of BCSB Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C. and BCSB Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

BCSB Bancorp, Inc.
Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Sandler O’Neill & Partners, L. P.]

                    , 2008

To Our Friends:

We are enclosing material in connection with the stock offering by BCSB Bancorp, Inc., the holding company for Baltimore County Savings Bank, F.S.B. BCSB Bancorp, Inc. is raising capital to support Baltimore County Savings Bank, F.S.B.’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at _:         p.m., Eastern time, on xxxxx xx, 2008. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Baltimore County Savings Bank, F.S.B., Baltimore County Savings Bank, M.H.C., BCSB Bancorp, Inc., BCSB Bankcorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)